UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Sec. 240.14a-12

ROYALE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Royale Energy, Inc.

DATE:                    July 8, 2011
TIME:	10:00 a.m. Central Daylight Time
PLACE:                 Four Seasons Hotel St. Louis
999 North 2nd Street
St. Louis, Missouri 63012

Matters to be Voted on:

1.           Election of directors to serve for the ensuing year; and

2.           Transaction of such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on May 18, 2011, and valid proxy holders may attend and vote at the meeting.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

By Order of the Board of Directors,

Donald H. Hosmer
Co-President and Co-CEO

Date: May 23, 2011

PROXY STATEMENT

Royale Energy’s board of directors solicits your proxy, using the enclosed proxy card, for use at the annual meeting of shareholders to be held July 8, 2011, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by Royale Energy’s management for the board of directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

GENERAL INFORMATION

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages.  By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management’s best judgment in response to proposals initiated by others at the meeting.

1)  Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting.  You may do this by advising Royale Energy’s secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date.  You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2)  Who may Vote

Each shareholder of record at the close of business on May 18, 2011, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 1: Election of Directors.)  On March 31, 2011, Royale Energy had outstanding 10,561,982 shares of common stock and 52,784 shares of Series AA convertible preferred stock entitled to vote at the meeting.

3)  Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

4)  How Your Votes are Counted

We will hold the annual meeting on July 8, 2011, if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

5)  Broker Votes

If, like most shareholders, your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Your broker is allowed to vote your shares only on certain “routine” proposals or if you provide your broker with instructions on how to vote.  Brokers are prohibited from voting uninstructed shares on “non-routine” proposals, including proposals for elections of directors and on executive compensation related matters.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.  It is, therefore, important that you send in your proxy with instructions on how to vote your shares (or that you attend the meeting in person), to make sure that we have a quorum present and voting at the shareholders’ meeting.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark “Abstain” with respect to any proposal on your proxy ballot, your shares will be counted in the number of votes cast.  However, a vote to “Abstain” has the same effect as voting “No.” Management requests that you vote either “For” or “Against” on each proposal to come before the meeting.

This proxy statement and the accompanying proxy form will be first distributed on or about May 23, 2011, to shareholders entitled to vote at the meeting.

ITEMS OF BUSINESS

PROPOSAL 1: ELECTION OF DIRECTORS

Eight directors will be elected to serve on our board of directors until the next annual meeting of shareholders or until their successors are elected and qualified.

a) The Director Nomination Process

All of the nominees for our board of directors were approved unanimously by the three independent directors who serve on the nominations committee.  All eight nominees are current board members who are standing for re-election.

b)  Voting

The eight nominees receiving the highest number of votes will be elected.  Signed proxies received will be voted for the election of the nominees listed in this proxy statement, all of whom have agreed to serve if elected.  Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted.

c) Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting.  If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected  multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares and there are eight seats to be filled on the board, you will have 800 votes. If any shareholder gives notice of intent to cumulate votes, you could cast all your votes for one nominee or distribute your votes among as many nominees as you would like.

d)  Qualifications of Directors

Royale Energy has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. We have used a subjective process for identifying nominees for director based on the judgment of our board of our current needs. We have never received any nominations from shareholders for new members of the board of directors, but the board would be willing to consider outside nominations if any are received in the future.

In selecting the 2011 nominees for director, the nominations committee sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, the committee reviewed candidates for director in the context of the current composition of the board and the evolving needs of our businesses.  A majority of our directors meet the standards of independence promulgated by the NASDAQ Stock Market and the SEC. As required by the nominations committee charter, the committee selects individuals as nominees for their character, judgment, ethics, integrity, business experience, and acumen, and the committee also seeks to ensure that the board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The board seeks to maintain a diverse membership, but it does not have a separate policy on diversity. The board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending board and applicable committee meetings.

The following are some of the key qualifications and skills the committee considered in evaluating the director nominees. The individual biographies beginning on page 4 provide additional information about each nominee’s specific experiences, qualifications and skills.

Significant management experience.  We believe that directors with experience in management, including management of private, public, or non-profit corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis, and relationships that benefit the Company.

Financial reporting experience.  We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. Our nominees include a director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

Industry experience.  We seek to have directors with experience as executives, directors, or other leadership positions in the energy industry. These directors have valuable perspective on energy industry business cycles and other issues specific to the Company’s business.

Government experience.  We seek directors with governmental experience because the energy industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with government experience offer valuable insight in this regard.

e)  Board Leadership and Risk Oversight

We have separated the functions of chairman of the board (Harry E. Hosmer) and chief executive officers (Donald H. Hosmer and Stephen M. Hosmer).  Harry E. Hosmer is the father of Donald H. and Stephen M. Hosmer, and he performs consulting services for the Company but he is not an employee.  Five of our eight directors are independent directors.

The board of directors is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks including financial risks, strategic and operational risks, and risks relating to regulatory and legal compliance. Our financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, crude oil and natural gas, which are beyond our control. The board of directors reviews our business and financial plans, which includes evaluating the objectives of, and risks associated with, these plans. In addition, the audit committee reviews and discusses with management our major financial risks and the steps management has taken to monitor and control these risks, including our internal control over financial reporting. Our compensation committee strives to structure executive compensation to align the interests of our executive officers with the long-term interests of our shareholders and thus provides incentives to our executives to manage risks appropriately.

f) Nominees for the Board of Directors

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies.  The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of Royale Energy.  Membership on board committees, attendance at board and committee meetings, and ownership of stock in Royale Energy are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected.  The ages listed are as of May 1, 2011.

Nominees for Director

Name	Age	First Became Director or Executive Officer	Positions Held

Harry E. Hosmer	80	1986	Chairman of the Board
Donald H. Hosmer	57	1987	Co-President, Co-Chief Executive Officer and Director
Stephen M. Hosmer	44	1996	Co-President, Co-Chief Executive Officer, Chief Financial Officer and Director
Oscar A. Hildebrandt (1) (2) (3)	75	1995	Secretary and Director
George M. Watters (1) (2)	91	1991	Director
Gilbert C. L. Kemp(1)	77	1998	Director
Gary Grinsfelder (3)	61	2007	Director
Tony Hall (2) (3)	69	2007	Director

(1)      Member of the audit committee.
(2)      Member of the compensation committee.
(3)      Member of the nominations committee.

The board has determined that directors Gary Grinsfelder, Tony Hall, Oscar Hildebrandt, George M. Watters and Gilbert C. L. Kemp qualify as independent directors under NASDAQ rules.

g) Nominee Profiles

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer – Chairman of the Board
Harry E. Hosmer has served as chairman since Royale Energy began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

Donald H. Hosmer – Co-President, Co-Chief Executive Officer and Director
Donald H. Hosmer has served as an executive officer and director of Royale Energy since its inception in 1986.  In June 1995 he became president and chief executive officer.  In October 2008 he became co-president and co-chief executive officer, with primary responsibility for marketing and investor/shareholder relations for the company.    Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

Stephen M. Hosmer – Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary and Director
Stephen M. Hosmer joined Royale Energy as the management information systems manager in May 1988, responsible for developing and maintaining Royale Energy’s computer software.  Mr. Hosmer developed programs and software systems used by Royale Energy.  From 1991 to 1995, he served as president of Royale Operating Company, Royale Energy’s operating subsidiary.  In 1995, he became chief financial officer of Royale Energy.

In 1996, he was elected to the board of directors of Royale Energy.  In 2003, he was elected executive vice president.  In October 2008, he became co-president and co-chief executive officer with primary responsibility for oil and gas exploration operations.  Mr. Hosmer served seven years on the board of directors of Youth for Christ, a charitable organization in San Diego, California.  Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer.  Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the prestigious President/Key Executive program at Pepperdine University in Malibu, California.

Oscar Hildebrandt, D.V.M. – Director
Dr. Hildebrandt served as an advisory member of Royale Energy’s board of directors from 1994 to 1995 and became a director in 1995.  He serves as chairman of Royale Energy’s audit committee.  Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990.  Since 1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services.  He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank.  From 1990 to the present he has acted as a financial advisor engaged in private business interests.  Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

Gilbert C.L. Kemp – Director
Mr. Kemp has since 2002 served as an independent consultant for seismic operations in the oil and gas industry.  He managed the California operations of Western Atlas, Inc., a New York Stock Exchange company from 1998 until 2002.  Mr. Kemp was a founding member of 3-D Geophysical, Inc., where he served as Vice President from 1996 until March 1998.  In March 1998 3-D Geophysical, whose stock had been listed on the Nasdaq National Market System since February 1996, merged with Western Atlas, Inc. During the years 1987 to 1995, Mr. Kemp served as president and CEO of Kemp Geophysical Corporation, which owned and operated seismic crews in the United States and Canada.

Gary Grinsfelder – Director
Mr. Grinsfelder is a geologist and manager with 34 years’ experience in oil and gas exploration, exploitation and property evaluation.  Currently Mr. Grinsfelder is Vice President – Exploration of LeFrak Energy.  Previously he was President of TXCO Resources.  He has also served in geologic and management roles for Output Exploration, LLC, Araxas Exploration, Inc., Triad Energy Corporation, Spartan Petroleum Corporation, American Petrofina Company of Texas, Union Oil Company of California and Degolyer and MacNaughton.  He received a Bachelor of Science degree in 1972 from Southern Methodist University and has performed graduate studies at the University of Puerto Rico Department of Marine Science and University of Houston Department of Geology.

Tony Hall – Director
Ambassador Hall served as a member of the United States House of Representatives, representing the people of the Third District of Ohio, for almost twenty-four years, from 1979 to 2002.  In 2002 he was appointed U.S. Ambassador to the United Nations Agencies for Food and Agriculture.  He served as chief of the U.S. Mission to the U.N. Agencies in Rome – the Work Food Program, Food and Agriculture Organization and International Fund for Agricultural Development.  He has been nominated  for the Nobel Peace Prize on three occasions for his humanitarian and hunger-related work.  He received his A. B. degree from Denison  University, Granville, Ohio, in 1964.

George M. Watters – Director
Mr. Watters has been a Director of Royale Energy, Inc. since 1991. He has many years of senior management experience, including 23 years with Amoco, in all phases of downstream petroleum operations - marketing, refining, trading and commercial development. As CEO, he was instrumental in the conception and development of two successful grass roots refining and marketing projects in Australia and Singapore. His last assignment was Chief Executive of Amoco Shipping and Trading Company, residing in London. Prior to his affiliation with Amoco, he held various senior management positions with the former Standard-Vacuum Oil Company, jointly owned by Exxon and Mobil. He is a graduate of MIT and also attended their Management Program for Senior Executives. During World War II, Mr. Watters served four years as an officer in the U.S. Navy Civil Engineering Corps.

g) Board of Directors; Committee Assignments

Eight meetings of the board of directors were held in 2010.  No member of the board attended less than 75% of the 2010 meetings.

Audit Committee

Purpose: To assist the board of directors in carrying out its responsibility as to the independence and competence of the Company’s independent public accountants.  The audit committee operates pursuant to an audit committee charter which has been adopted by the board of directors to define the committee’s responsibilities.  A copy of the audit committee charter is posted on our website, www.royl.com.  The board has determined that Oscar Hildebrandt qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Number of Meetings Held in 2010:  Three

Members:                              Gilbert C. L. Kemp
George M. Watters
Oscar Hildebrandt

Attendance:  All committee members attended all committee meetings in 2010.

Compensation Committee

Purpose: To review and make recommendations to the board of directors on setting the salaries of the company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 2010:  One

Members:                              Tony P. Hall
Oscar A. Hildebrandt
George M. Watters

Attendance:  All committee members attended the committee meeting in 2010.

No Compensation Committee Interlocks

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

Nominations Committee

Purpose: To review and make recommendations to the board of directors concerning the nominees proposed for election of directors at the annual meeting of directors.

Number of Meetings Held in 2010:  One

Members:                              Oscar A. Hildebrandt
Gary Grinsfelder
Tony Hall

Attendance: All committee members attended the committee meeting held in 2010.

h)  Executive Compensation

The following table summarizes the compensation of the chief executive officer, chief financial officer and the two other most highly non-executive employees (the “named executives and employees”) of Royale Energy and its subsidiaries during the past year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)

Donald H. Hosmer	2010	$230,192	$50,000	$16,550	$9,344	$7,350	$313,436
Co-President and Co-CEO	2009	$230,192		$17,421	$9,344	$6,906	$263,863
	2008	$226,442	$65,000	$3,267	$7,008	$8,743	$310,460

Stephen M. Hosmer (4)	2010	$231,205	$50,000	$16,550	$9,344	$19,350	$326,449
Co-President, Co-CEO &	2009	$230,192		$36,172	$9,344	$13,778	$289,486
CFO	2008	$216,192	$65,000	$3,267	$7,008	$20,796	$314,262

Mohamed Abdel-Rahmen (5)	2010	$198,365				$5,951	$204,316
VP Exploration	2009	$162,317				$4,870	$167,186
	2008	$173,922				$5,218	$179,140

Charles Tiano (5) (6)	2010	$55,635	$168,858				$224,493
Director of Investor Relations	2009	$18,545	$48,687				$67,232

(1)  On November 6, 2008, Donald H. Hosmer and Stephen M. Hosmer were each awarded 15,000 shares of common stock for services rendered during 2008.  The closing price of Royale Energy’s common stock on that date was $3.31 per share.  One third of the shares vest on November 6, 2009, 2010 and 2011.  If the price of Royale Energy’s common stock reaches $15 per share during the vesting period, the number of shares will increase to 30,000 shares each.

(2)  On March 23, 2008, Donald Hosmer and Stephen Hosmer (together with the other members of the board of directors) were each granted 45,000 options to purchase common stock at an exercise or base price of $3.50 per share.  These options vested in three parts on March 31, 2008, 2009, and 2010.  The options were granted for a legal life of four years with a service period of three years.

On December 10, 2010, Donald Hosmer and Stephen Hosmer (together with the other members of the board of directors) were each granted 100,000 options to purchase common stock at an exercise or base price of $3.25 per share.  These options vest in two parts on January 1, 2010 and 2011.  The options were granted for a legal life of five years with a service period of two years.

Royale Energy recorded compensation expense of $32,704 in 2008, 2009, and 2010 relating to the options granted to the named executives. The total income tax benefit recognized in the income statement for these option arrangements was $29,600 in 2008, $24,218 in 2009, and $26,231 in 2010.

The fair value of the options was calculated using the Black-Scholes option pricing method.  Since there is currently no market for options of Royale’s common stock, expected volatilities are based on historical volatility of the Company’s stock and other factors.  Royale Energy uses historical data to estimate option exercise and board member turnover within the valuation model.  The risk-free rate for the periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Based upon 40% expected volatility, 40% weighted-average volatility, 48 month expected term, and 2.89% risk-free rate, the weighted-average grant-date fair value of options granted during 2008 was $0.62 per share.  At December 31, 2008, 2009, and 2010 Royale Energy’s stock price was less than the weighted average exercise price, and as such the outstanding and exercisable stock options had no intrinsic value.  These stock options have a weighted-average remaining contractual term of 16 months as of December 31, 2010.

(3) All other compensation consists of matching contributions to the Company’s simple IRA plan, except for Stephen M. Hosmer, who also received a $12,000 car allowance.

(4)  In July 2009, the board of directors granted 8,929 shares of common stock to Stephen M. Hosmer as compensation for his guarantee (jointly and severally with Harry Hosmer) of a letter of credit on behalf of the Company.  On the grant date, Royale Energy’s common stock closed at $2.10 per share and, as such, Royale Energy recognized share-based compensation expense of $18,751 for this stock grant.

(5) Mr. Abdel-Rahmen and Mr. Tiano are highly compensated employees under SEC rules who did not serve as executive officers during 2010.
(6) Since Mr. Tiano’s employment with Royale Energy began on September 1, 2009, no compensation information is available for 2008.

Stock Options and Equity Compensation; Outstanding Equity Awards at Fiscal Year End

The following table presents the number of unexercised options and unvested stock awards at the 2010 year end for each named executive officer.

Options							Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)

Donald H. Hosmer	45,000	(1)	-		$3.50	3/31/2012	10,000	(3)	$22,400
			50,000	(2)	$3.25	12/31/2015

Stephen M. Hosmer	30,000	(1)	-		$3.50	3/31/2012	10,000	(3)	$22,400
			50,000	(2)	$3.25	12/31/2015

(1)
In March 2008, the directors and executive officers of Royale Energy were each granted 45,000 options to purchase common stock at an exercise or base price of $3.50 per share, in consideration of their past service on the board. These options vested and became exercisable over three years, with the final 15,000 option shares vesting on March 31, 2010.  They were granted for a period of four years with a service period of three years.

(2)
In December 2010, the directors and executive officers of Royale Energy were each granted 50,000 options to purchase common stock at an exercise or base price of $3.25 per share, in consideration of their past service on the board.  These options vest and become exercisable over two years, on January 1, 2011 and 2012.  They were granted for a period of five years with a service period of two years.

(3)
This stock award, which vests on November 6, 2011, is the final third of a stock award with partial vesting dates in 2009, 2010 and 2011.  If the price of Royale Energy’s common stock reaches $15 per share during the vesting period, the number of shares granted to each named executive officer will be 30,000; otherwise, the number of shares granted to each named executive officer will be 15,000.  The number of unvested shares in the table above assumes vesting of the maximum number of eligible shares.

Compensation Committee Report

Our executive compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its discussion and review, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:
Oscar A. Hildebrandt, Chair
Tony P. Hall
George M. Watters

Compensation Discussion and Analysis

Our executive compensation policy is designed to motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. Our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and performance-based cash bonuses.

The elements of executive compensation at Royale Energy consist mainly of cash salary and, if appropriate, a cash bonus at year end.  The compensation committee makes recommendations to the board of directors annually on the compensation of the two top executives:  Co-Presidents and the Co-Chief Executive Officers Donald H. Hosmer and Stephen M. Hosmer.  We do not have employment contracts with either of our executive officers.

Royale Energy also does not provide extensive personal benefits to its executives beyond those benefits, such as health insurance, that are provided to all employees.  Each executive does receive an annual car allowance.

Policy

The compensation committee’s primary responsibility is making recommendations to the board of directors relating to compensation of our officers.  The committee also makes recommendations to the board of directors regarding employee benefits, our defined benefit plans, defined contribution plans, and stock based plans.

Determination

To determine executive compensation, the committee, in December each year, meets with our officers to review our compensation programs, discuss the performance of the company, the duties and responsibilities of each of the officers pay levels and business results compared to others similarly situated within the industry.  The committee then makes recommendations to the board of directors for any adjustment to the officers compensation levels.  The committee does not employ compensation consultants to make recommendations on executive compensation.

Compensation Elements

Base.  Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peers. Base salaries are reviewed annually. The salaries we paid to our most highly paid executive officers for the last three years are set forth in the Summary Compensation Table included under Executive Compensation.

Bonus.  The compensation committee meets annually to determine the quantity, if any, of the cash bonuses of executive officers.  The amount granted is based, subjectively, upon the company’s stock price performance, earnings, revenue, reserves and production.  The committee does not use quantifiable metrics for these criteria; but rather uses each in balance to assess the strength of the company’s performance.  The committee believes that formulaic approaches to cash incentives can foster an unhealthy balance between short-term and long-term goals.  In 2010, the compensation committee  awarded bonuses in the amount fo $50,000 to each of the company’s executive officers.

Compensation of Directors

Each director who is not an employee of Royale Energy receives a quarterly fee for his services, which in 2010 totaled $14,410.  In 2010, each committee member received fees totaling $2,420 for attendance at committee meetings during the year.  The Secretary receives an additional fee of $357.50 for attendance at each meeting.  The secretary of the board was paid a total of $1,430 for his service as secretary in 2010.  In addition, Royale Energy reimburses directors for the expenses they incur for their service.

In addition, Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders and receives compensation for management consulting services to Royale Energy on an ongoing basis.  See Certain Relationships and Related Transactions, page 10.

The following table describes the compensation paid to our directors who are not also named executives for their services in 2010.

Name	Fees earned or paid in cash	Stock awards (1)	Option awards (2)	All Other Compensation		Total
	($)	($)	($)	($)		($)
Harry E. Hosmer	$179,056	$16,550	$9,344	$9,161	(3)	$214,111
Oscar A. Hildebrandt	$18,260	$11,032	$9,344			$38,636
George M. Watters	$16,830	$11,032	$9,344			$37,206
Gilbert C. L. Kemp	$16,830	$11,032	$9,344			$37,206
Gary Grinsfelder	$16,225	$11,032	$9,344			$36,601
Tony P. Hall	$16,225	$11,032	$9,344			$36,601

(1)  On November 6, 2008, board chairman Harry E. Hosmer was awarded 30,000 shares of common stock and the remaining non-employee directors were each awarded 20,000 shares of common stock for services rendered on the board during 2008.  The closing price of Royale Energy’s common stock on that date was $3.31 per share.  One third of the shares vests on November 6, 2009, 2010 and 2011.  If the price of Royale Energy’s common stock reaches $15 per share during the vesting period, the number of shares granted to Harry E. Hosmer will be 30,000 and to the remaining non-employee directors will be 20,000; otherwise, the number of shares granted to Harry E. Hosmer will be 15,000 and to the remaining non-employee directors will be 10,000.

(2)  The following directors had the following amounts of vested options outstanding at December 31, 2009:  Harry E. Hosmer 30,000; Oscar A. Hildebrandt 45,000; George M. Watters 45,000; Gilbert C. L. Kemp 45,000; Gary Grinsfelder 35,000; Tony P. Hall 45,000.  The options were granted for a legal life of four years with a service period of three years.  Royale Energy recorded compensation expense of $74,748 in 2008, 2009, and 2010 relating to these options. The total income tax benefit recognized in the income statement for these option arrangements was $29,600 in 2008, $24,218 in 2009, and $26,209 in 2010.

In addition, in December 2010 each director was granted 50,000 options, none of which were vested at December 31, 2010.  The options vest in two parts on January 1, 2011 and 2012, and carry an exercise price or base price of $3.25 per share.  These options were granted for a legal life of five years, expiring on December 31, 2015, with a service period of two years beginning January 1, 2011.  On the grant date, the stock options were valued at $0.2114 per option using the Black-Scholes option pricing method with a risk-free interest rate of 2.1% and an expected volatility of 20.8%.

The fair value of the options was calculated using the Black-Scholes option pricing method.  Since there is currently no market for options of Royale’s common stock, expected volatilities are based on historical volatility of the Company’s stock and other factors.  Royale Energy uses historical data to estimate option exercise and board member turnover within the valuation model.  The risk-free rate for the periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Based upon 40% expected volatility, 40% weighted-average volatility, 48 month expected term, and 2.89% risk-free rate, the weighted-average grant-date fair value of these options, which were granted during 2008, was $0.62 per share.  At December 31, 2010, Royale Energy’s stock price was less than the weighted average exercise price, and as such the outstanding and exercisable stock options had no intrinsic value.  These stock options had a weighted-average remaining contractual term of 16 months as of December 31, 2010.

(3)  Other compensation paid to Harry E. Hosmer in 2010 consisted of payments for medical and dental insurance coverage.

i)  Security Ownership of Certain Beneficial Owners and Management

Common Stock

On March 31, 2011, 10,561,982 shares of Royale Energy’s common stock were outstanding.

The following table contains information regarding the ownership of Royale Energy’s common stock as of March 31, 2011, by:

i)	each person who is known by Royale Energy to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii)	each director of Royale Energy, and

iii)
all directors and officers of Royale Energy as a group.  Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.  The holdings reported are based on reports filed with the Securities and Exchange Commission and the Company by the officers, directors and 5% shareholders pursuant to Section 16 of the Securities Exchange Act of 1934.

Stockholder (1)	Number	Percent

Harry E. Hosmer (2), (3)	694,626	6.53%

Donald H. Hosmer (2), (3)	977,159	9.17%

Stephen M. Hosmer (2), (3) (4)	1,282,769	12.05%

Oscar A. Hildebrandt (2), (5)	192,402	1.80%

Gilbert C. L. Kemp(2), (6)	129,108	1.21%

Gary Grinsfelder (2)	81,106	*

Tony P. Hall (2)	117,916	1.04%

George M. Watters (2), (7)	196,147	1.84%

All officers and directors as a group	3,614,557	31.95%

* Less than 1%

(1)  The mailing address of each listed stockholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

(2)  Includes options to purchase the following number of shares of common stock which are currently vested and exercisable:  Harry E. Hosmer 80,000, Donald H. Hosmer 95,000; Stephen M. Hosmer 80,000; Gary Grinsfelder 100,000; Tony Hall 110,000; Oscar A. Hildebrandt 110,000; Gilbert C. L. Kemp 1100,000; George Watters 110,000.

(3)  Donald H. Hosmer and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(4)  Includes 24,000 shares owned by Stephen M. Hosmer’s minor children.

(5)  Includes 75,736 shares held by a trust.

(6)  Includes 2,000 shares held by a 401(k) plan and 1,000 shares in an IRA.

(7)  Includes 72,481 shares held by a trust and 7,000 shares held in an IRA.

Preferred Stock

Holders Series AA convertible preferred stock have voting rights equal to the number of shares into which they are convertible.  On March 31, 2011, 52,784 shares of Series AA convertible preferred stock were outstanding. The shares of each series of preferred shares are convertible into shares of Royale Energy's common stock at the option of the security holder, at the rate of two shares of convertible preferred stock for each share of common stock.  The preferred stock is not registered under the Securities Exchange Act of 1934, and no market exists for the preferred stock.  The total number of shares of common stock issuable on conversion of all outstanding shares of preferred stock equals less than 1% of the outstanding common stock of Royale Energy.  To Royale Energy's knowledge, none of the preferred shareholders would own more than 1% of Royale Energy's common stock, if their preferred shares were converted to common shares.

j)  Certain Relationships and Related Transactions

Investments in Wells by Directors

In 1989, the board of directors adopted a policy (the “1989 policy”) that permits each director and officer of Royale Energy to purchase from Royale Energy, at its cost, up to one percent (1%) fractional interest in any well to be drilled by Royale Energy.  When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to Royale Energy's actual pro rata cost of drilling and completion, rather than the higher amount that Royale Energy charges to working interest holders for the purchase of a percentage working interest in a well.  Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, George Watters, Oscar Hildebrandt and Tony Hall at various times have elected under the 1989 policy to purchase interests in certain wells Royale Energy has drilled.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect begins.  Participants are required to pay all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed Royale Energy's cost estimates, instead of paying a set, turnkey price (as do outside investors who purchase undivided working interests from Royale Energy).  Thus, they participate on terms similar to other oil and gas industry participants or joint venturers.  Participants are invoiced in advance for their share of estimated direct costs of drilling and completion and later actual costs are reconciled, as Royale Energy incurs expenses and participants make further payments as necessary.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commissions, if any, or marketing expenses.  The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage.  Accordingly, Royale Energy's management believes that its officers and directors who participate in wells under the Board of Directors' policy do so on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from Royale Energy.

Donald and Stephen Hosmer each have participated individually in 157 and 156 wells respectively under the 1989 policy.  The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 155 wells.

Investments in wells under the 1989 policy for the three years ended December 31, 2010, 2009, and 2008 are as follows:

	Year	# of fractional interests	Amount
Donald Hosmer	2010	8	$37,841
	2009	5	$33,871
	2008	8	$42,961
Stephen Hosmer	2010	8	$23,941
	2009	5	$16,192
	2008	8	$36,479
Hosmer Trust	2010	8	$25,093
	2009	5	$20,063
	2008	8	$36,688

Current officers and directors were billed $15,387, $20,848, and $38,326 for their interests for the three years ended December 31, 2010, 2009, and 2008, respectively.

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis.  Royale Energy compensated Mr. Hosmer $179,056, $159,459, and $169,462 for his consulting services in 2010, 2009, and 2008, respectively, and pays his medical insurance costs.  Mr. Hosmer's consulting services are in conjunction with his service on the board of directors, for which he receives reimbursement of expenses to attend meetings.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors and executive officers.  The code is posted on our website, www.royl.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed.  The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

a)  Independent Auditors – Auditors’ Fees

Padgett Stratemann LLP served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2010.  The aggregate fees billed by them for the years ended December 31, 2010 and 2009 are as follows:

	2010	2009
Audit fees (1)	$114,798	$105,182
Tax fees (2)	-	-
All other fees (3)	$850	$6,900
Total	$115,648	$112,082

(1)  Audit fees are fees for professional services rendered for the audit of Royale Energy’s annual financial statements, reviews of financial statements included in the company’s Forms 10-Q, and reviews of documents filed with the U.S. Securities and Exchange Commission.

(2)  Tax fees consist of tax planning, consulting and tax return reviews.

(3)  Other fees consist of work on registration statements under the Securities Act of 1933.

The audit committee of Royale Energy has adopted policies for the pre-approval of all audit and non-audit services provided by the company’s independent auditor.  The policy requires pre-approval by the audit committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

No representatives of Padgett Stratemann LLP are expected to be present at the annual meeting.  Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the committee welcomes any comments from shareholders on auditor selection or performance.  Comments may be sent to the audit committee chair, Dr. Oscar A. Hildebrandt, care of Royale Energy’s executive office, 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

b)  Annual Report

An annual report to shareholders on Form 10-K accompanies this proxy statement.

c)  Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the board of directors of Royale Energy.  The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by Royale Energy.  Proxies may be solicited by officers, directors, and employees of Royale Energy in person, or by mail, courier, telephone or facsimile.  In addition, Royale Energy has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners.  For these services Royale Energy will pay a fee of approximately $750.

d)  Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that Royale Energy's directors, certain officers, and greater than 10 percent shareholders file reports of ownership and changes in ownership with the SEC and the NASD and furnish Royale Energy with copies of all such reports they file.  Based solely upon a review of the copies of the forms furnished to Royale Energy, or representations from certain reporting persons that no reports were required, Royale Energy believes that no persons failed to file required reports on a timely basis for 2009, except that each of the eight directors filed Form 5 reports, which reported the previous vesting of a compensatory grant of restricted securities on November 6, 2010 (which awards are exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3).  In addition, director Gilbert C. L. Kemp filed one late Form 4 to report a stock purchase.

e)  Additional Information

Other reports that we file with the SEC may also be obtained from the SEC’s website, www.sec.gov.

f)  Proposals by Shareholders – 2012

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2012 annual shareholders meeting must be received by the corporate secretary of Royale Energy no later than January 23, 2012.

g)  Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 2010 annual meeting.  Management does not know of any matter to be acted upon at the meeting other than the matters above described.  However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Date: May 23, 2011	Donald H. Hosmer
Co-President and Co-CEO

ROYALE ENERGY, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on April 30, 2011, at the Annual Meeting of Shareholders to be held at the Four Seasons Hotel St. Louis, 999 North 2nd Street, St. Louis, Missouri, 63102, on July , 2011 at 10:00 a.m., Central Daylight Time.

1.	ELECTION OF DIRECTORS or any adjournment thereof. FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).
	For	Against	Abstain

	Harry E. Hosmer Donald H. Hosmer	Stephen M. Hosmer Oscar Hildebrandt	George M. Watters Gary Grinsfelder	Gilbert C.L. Kemp Tony Hall

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
	For	Against	Abstain

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 2.

Please sign and date this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title.  Proxies received in this office later than 11:59 P.M. on July 7, 2011 will not be voted upon unless the shareholders are present to vote their shares.

Dated:  _____________________________

(Please mark, sign, date and return the Proxy Card promptly.)

Signature	Signature if held jointly